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                                                                    EXHIBIT 10.2


                          AMENDMENT TO CREDIT AGREEMENT

         THIS AMENDMENT ("Amendment") made as of February 17, 1998, between ECC INTERNATIONAL CORP. ("ECC"), ECC SIMULATION LIMITED ("Simulation") and FIRST UNION NATIONAL BANK (successor by merger to First Fidelity Bank, National Association) ("Bank").

                                   BACKGROUND

         Bank and ECC entered into a certain Term Loan and Revolving Credit Agreement dated as of September 20, 1994 (as amended to date, the "ECC Credit Agreement") relative to, inter alia, a Revolver (the "ECC Revolver"), as more fully set forth therein, the terms of which are incorporated herein by reference. Bank and Simulation entered into a certain Revolving Credit Agreement dated as of September 20, 1994 (as amended to date, the "Simulation Credit Agreement") relative to a Revolver (the "Simulation Revolver"), as more fully set forth therein, the terms of which are incorporated herein by reference. The parties desire to amend the ECC Credit Agreement and the Simulation Credit Agreement and provide certain waivers in the manner hereinafter provided. All capitalized terms used herein which are not defined hereby shall have the meaning ascribed thereto in the ECC Credit Agreement. Subject to the satisfaction of all conditions specified herein, all amendments and other matters effected hereby are, unless otherwise stated herein to the contrary, effective as of the date hereof.

         NOW, THEREFORE, the parties, INTENDING TO BE LEGALLY BOUND, agree as follows:

         1. Loans to Simulation. Effective as of February 13, 1998, the reference in Section P.1 of the ECC Credit Agreement and in Section N.1 of the Simulation Credit Agreement to "$1,500,000" (representing the amount that ECC may lend to Simulation) is hereby replaced by "$3,000,000".

         2.   Fixed Charge Covenant.

              a. Borrowers have advised Bank that Borrowers have failed to comply with the Fixed Charge Ratio for the fiscal period ending December 31, 1997. Bank hereby irrevocably waives said noncompliance as of December 31, 1997. Such waiver relates only to the specific covenant and for the fiscal period set forth above, and shall in no event imply any obligation of Bank to grant any other or further waiver.

              b. Effective as of January 1, 1998, Section P.13 of the ECC Credit Agreement and Section N.13 of the Simulation Credit Agreement are hereby
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amended and restated in their entirety to read as follows:

              "Fixed Charge Covenant. Permit the Fixed Charge Ratio to be less than 1.25 to 1.0 as of 3/31/98 and 2.25 to 1.0 as of 6/30/98 and
              as of 9/30/98. As used herein, "Fixed Charge Ratio" means, as of any date, the ratio of (i) Consolidated net income plus depreciation, interest expense and taxes for the fiscal quarter ending on such date, to (ii) Fixed Charges of the Borrower and all Consolidated Persons for such fiscal quarter, and "Fixed Charges" means the sum of dividends, payments on capital leases, interest expense and principal payments ("Principal on Long Term Debt") on indebtedness for borrowed money which matures more than one year from the date of such principal payment."

         3. Current Ratio. Effective as of 12/31/97, the outstanding principal balance of the ECC Revolver and the Simulation Revolver shall not be included as a Current Liability for purposes of calculating the Consolidated Current Ratio.

         4.   Maximum Principal Amount of ECC Revolver and Simulation Revolver.

              a. Effective the date hereof, and notwithstanding Section A.2.b. of the ECC Credit Agreement to the contrary, the maximum aggregate principal amount of advances, including the face amount of Letters of Credit (as defined in the ECC Credit Agreement), to be outstanding at any time under the ECC Revolver (the "Maximum Principal Amount") shall be an amount which, when taken together with the principal amount of cash advances and the face amount of letters of credit outstanding under the Simulation Revolver, is not greater than $13,000,000.

              b. Effective the date hereof, and notwithstanding Section A.1.b. of the Simulation Credit Agreement to the contrary, the Maximum Principal Amount (as defined in the Simulation Credit Agreement) of advances, including the face amount of letters of credit, to be outstanding at any time under the Simulation Revolver shall be an amount which is equal to the lesser of (i) $5,500,000 or
(ii) an amount which, when taken together with the principal amount of cash advances and the face amount of letters of credit outstanding under the ECC Revolver, is not greater than $13,000,000; provided, that notwithstanding the foregoing to the contrary, if due solely to fluctuations in the exchange rate for Dollars and Pounds Sterling, the Equivalent Dollar Amount (as defined in the Simulation Credit Agreement) of outstanding cash advances and the face amount of outstanding letters of credit made in Pounds Sterling, when taken together with outstanding cash advances and the face amount of outstanding letters of credit made in Dollars under the Simulation Credit Agreement, exceeds the applicable sublimit set forth in subpart (i) above by 10% or less, Simulation need not repay such excess until the Expiration Date, provided, that if the same exceeds the said applicable sublimit by more than 10% or if the


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Equivalent Dollar Amount of outstanding cash advances and the face amount of outstanding letters of credit made in Pounds Sterling, when taken together with the sum of outstanding cash advances and the face amount of outstanding letters of credit made in Dollars and the principal amount of cash advances and the face amount of letters of credit outstanding under the ECC Revolver, exceeds $13,000,000, Simulation will repay the principal of the Simulation Revolver in the amount of such excess within one (1) Business Day after notice thereof from Bank.

         5. Applicable Margin. Section D.2. of the ECC Credit Agreement and Section C.2. of the Simulation Credit Agreement are hereby amended in order that, effective as of the date hereof and thereafter until all Liabilities under each Credit Agreement are repaid in full, but subject in all events to the Bank's right to charge interest at the Default Rate (as defined in the applicable Revolving Credit Note), the Applicable Margin for principal outstanding under the ECC Revolver and the Simulation Revolver which accrues interest tied to the Eurodollar Rate is plus 2.25 percentage points.

         6. Conditions. The effectiveness of the amendments, waiver and other provisions hereof is subject to satisfaction of the following conditions precedent:

              a. ECC shall, concurrently herewith, execute and deliver to Bank an amended and restated Revolving Credit Note in the face amount of $13,000,000, which amended and restated Revolving Credit Note, together with any attachments thereto and amendments, modifications or restatements thereof or thereto, shall constitute the "Revolving Credit Note" for all purposes of the ECC Credit Agreement and related Loan Documents;

              b. Simulation shall, concurrently herewith, execute and deliver to Bank an amended and restated Revolving Credit Note in the face amount of $5,500,000, which amended and restated Revolving Credit Note, together with any attachments thereto and amendments, modifications or restatements thereof or thereto, shall constitute the "Revolving Credit Note" for all purposes of the Simulation Credit Agreement and related Loan Documents;

              c. ECC shall, concurrently herewith, pay to Bank an amendment fee in the amount of $15,000;

              d. ECC and Simulation shall, concurrently herewith, deliver to Bank certified resolutions of its Board of Directors authorizing it to execute, deliver and perform this Amendment and any documents required to be executed in connection herewith;

              e. Each of ECC and Simulation shall deliver to Bank such other documents, instruments and agreements as Bank may reasonably request.


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         7.   Representations and Warranties. ECC and Simulation each represents and warrants to Bank that:

              a. The execution and delivery by ECC and Simulation of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers; (ii) have been authorized by all necessary corporate action; and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which ECC or Simulation is a party or by which the property of ECC or Simulation is bound, or be in conflict with, result in a breach of constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the properties of ECC or Simulation.

              b. This Amendment is valid, legal, binding and enforceable in accordance with its terms.

              c. No Default or Event of Default, other than that which is expressly being waived pursuant to the terms hereof, is outstanding.

         8. Reaffirmation. Except as specifically modified by this Amendment, the ECC Credit Agreement and the Simulation Credit Agreement and all other Loan Documents referred to in either thereof shall remain unchanged and in full force and effect, and this Amendment shall be construed as supplemental thereto, and each of ECC and Simulation hereby reaffirms all of its Liabilities thereunder and agrees that the same are owing to Bank in accordance with the terms thereof without off-set, counterclaim or defense of any nature. Each of ECC and Simulation further reaffirms all guaranties, liens and security interests heretofore granted by it to Bank pursuant to the Loan Documents, including without limitation the liens, security interests and guaranties granted pursuant to the Security Agreement dated September 20, 1994, among Bank, ECC, ECC International, Inc. and Educational Computer Corporation International ("Security Agreement"), that certain Guarantee and Debenture dated September 20, 1994, executed and delivered by Simulation to Bank ("Guaranty and Debenture"), that certain Guaranty and Surety Agreement dated September 20, 1994, from ECC, ECC International, Inc. and Educational Computer Corporation to Bank ("Guaranty") and that certain Mortgage, Assignment of Rents and Security Agreement dated April 6, 1995 from ECC to Bank ("Mortgage").

         9. Counterpart. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


Attest:                                     ECC INTERNATIONAL CORP.


By:  /s/ Relland Winand                     By:  /s/ George W. Murphy
   ------------------------------              ------------------------------
    Name:  Relland Winand                       Name:  George W. Murphy
    Title: Vice President, Finance              Title: President


Attest:                                     ECC SIMULATION LIMITED


By:  /s/ Relland Winand                     By:  /s/ George W. Murphy
   ------------------------------              ------------------------------
    Name:  Relland Winand                      Name:  George W. Murphy
    Title: Vice President, Finance             Title: President


                                            FIRST UNION NATIONAL BANK


                                            By:  /s/ Stephanie Micua
                                               ------------------------------
                                                Name:  Stephanie Micua
                                                Title: Asst. Vice President


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                                     JOINDER

         Each of the undersigned consents to the foregoing Amendment, the terms of which are incorporated herein by reference.

         IN WITNESS WHEREOF, the undersigned have executed this Joinder this 17th day of February, 1998.


Attest:                                     ECC INTERNATIONAL CORP.


By:  /s/ Relland Winand                     By:  /s/ George W. Murphy
   ------------------------------              ------------------------------
    Name:  Relland Winand                      Name:  George W. Murphy
    Title: Secretary/Treasurer                 Title: President


Attest:                                     EDUCATIONAL COMPUTER
                                            CORPORATION INTERNATIONAL


By:  /s/ Relland Winand                     By:  /s/ George W. Murphy
   ------------------------------              ------------------------------
    Name:  Relland Winand                       Name:  George W. Murphy
    Title: Secretary/Treasurer                  Title: President


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